                                                                    EXHIBIT 10.2


                         THE PANNONIAN EMPLOYEE ROYALTY
                                 TRUST AGREEMENT

         THIS TRUST AGREEMENT is made and entered into the twenty fifth day of March, 2001 by and between Pannonian Energy, Inc., a Delaware corporation whose address is Englewood, Colorado 80112 ("Pannonian"), and James H. Porter ("Trustee") Attorney at Law, whose address is 4076 N. Lazy K Drive, Castle Rock, Colorado 80104.

1. BACKGROUND. As an incentive for increased productivity, the Company wishes its officers, directors and employees to have Overriding Royalties on production from certain of its properties, especially its undeveloped properties, so that these individuals may share in successful development of such properties. It would not be practical for the Company to distribute undivided term or perpetual Overriding Royalties to these individuals, but the Company's objectives can be accomplished by the creation of this express trust to hold Overriding Royalties for their benefit.

2. DEFINITIONS. As used herein, the following terms have the meanings indicated:

         2.1 "Affiliate" means, as to the party specified, any Person controlling, controlled by, or under common control with such party, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract, or otherwise.

         2.2 "Annual Income Amount" for any Year means the sum of (a) the cash received during the Year which is attributable to the Overriding Royalties as defined in Section 2.10 hereof, (b) any cash available for distribution as a result of the reduction or elimination during the Year of any existing cash reserve created pursuant to Section 7.7 hereof, and (c) any other cash receipts of the Trust during the Year, including without limitation any interest earned pursuant to Section 7.7, such sum to be reduced by the sum of (x) the liabilities of the Trust paid during the Year, and (y) the amount of any cash used in the Year to establish or increase a cash reserve pursuant to Section 7.7 hereof. If the Annual Income Amount determined in accordance with the preceding sentence shall for any Year be a negative number, then the amount distributed as the Annual Income Amount shall be zero.

         2.3 "Board" means the Original Board of Directors of the Company as follows: Marc Bruner, Mark Erickson, Tom Fails, Howard O. Sharpe, Dawne Meyer.

         2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.5 "Employee" means an officer or common law employee of the Company, as well as an independent contractor specifically designated by the Board to participate in the Plan.

         2.6 "Employee Participants" means the Employees and selected independent contractors of Pannonian in the certificate described in Section 4.5.

         2.7 "Fixed Participants" means the former Employees of the Company who were employed by (or, if outside directors, who served) the Company for three continuous years up to the day of their death or retirement, and who either (i) died or retired having had ten years of total employment or service (whether continuous or non-continuous) with the Company or (ii) retired from the Company after reaching the age of 65.

         2.8 "Founding Participants" means Marc A. Bruner, Mark A. Erickson, Thomas G. Fails, Paul L. Hayes, Jr., Dawne F. Meyer, and Howard O. Sharpe, together with their respective successors and assigns.

         2.9 "Overriding Royalties" means the overriding royalty interests conveyed by the Company to the Trustee.

         2.10 "Participant" means, as to a particular Year, a Founding Participant, Fixed Participant or Annual Participant, and a permitted successor or assign of such person.

         2.11 "Plan" means the Pannonian Employee Royalty Plan adopted by the Company's Board of Directors on 25 March 2001.

         2.12 "Total Compensation" means the sum of the deemed compensation of all Annual Participants and Fixed Participants during a particular Year.

         2.13 "Trust" means the express trust created by and administered under the terms of this Trust Agreement and includes any ancillary trust created pursuant to Section 8.10 hereof.

         2.14 "Trust Agreement" means this instrument as originally executed or, if amended pursuant to the provisions of Section 11.2 or 11.3, as so amended.

         2.15 "Trust Estate" means all assets, however and whenever acquired, which may belong to the Trust at any designated time, and shall include both income and principal.

         2.16 "Trust Fund" has the meaning ascribed to such term in Section 3.2 of this Trust Agreement.

         2.17 "Trustee" means the initial Trustee under this instrument, each ancillary Trustee which may be appointed pursuant to Section 8.10 hereof, or any successor Trustee or successor ancillary Trustee, during the period each is serving in such capacity.

         2.18 "Year" means a calendar year.

3. CREATION AND PURPOSE OF TRUST; ACQUISITION OF OVERRIDING ROYALTIES

         3.1 Creation of the Trust. There is hereby created an irrevocable trust (the "Trust") for the benefit of the Participants, who initially will be the Founding Participants. The Trust herein created shall be known as The Pannonian Employee Royalty Trust (PERT), and the Trustee may conduct all affairs of the Trust in such name.

         3.2 Purposes. The purposes of the Trust are:

               (a) to protect and conserve, for the benefit of the Participants, the Overriding Royalties and other assets held by the Trust Estate;

               (b) to receive revenues attributable to the Overriding Royalties;

               (c) to pay or provide for the payment of any liabilities.

               The Company and the Trustee intend to create an express trust for the benefit of the Participants, and a grantor trust for federal income tax purposes of which the Company is the grantor. As set forth above and amplified herein, the Trust is intended to be a passive entity whose activities are limited to the receipt of revenues attributable to the Overriding Royalties and the distribution to the Participants of such revenues, after payment of or provision for Trust expenses and liabilities. It is neither the purpose nor the intention of the parties hereto to create, and nothing in this Trust Agreement shall be construed as creating, a partnership, joint venture, joint stock company, or business association between or among Participants hereunder, present or future, or among or between the Participants, or any of them, and the Trustee.

         3.3 Trust Fund. The Trust Fund shall consist of the Overriding Royalties and the revenues and proceeds of such Overriding Royalties as from time to time shall be delivered to or held by the Trustee. The Overriding Royalties identified in Schedule 1 shall constitute the initial Trust Estate of the Trust. Neither Pannonian nor any Participant shall have any right to direct the Trustee to return or divert any Trust assets attributable to a Participant before the payment of all Trust obligations with respect to such Participant. All of the Overriding Royalties granted to the Trust, all proceeds of such Overriding Royalties, all investments and reinvestments of such proceeds, and all earnings and profits thereon, less all payments and charges authorized herein, are herein referred to as the Trust Fund. The Trust Fund shall be held by the Trustee and shall be dealt with in accordance with the provisions of this Trust Agreement.

         3.4 Contributions to The Trust. The Company shall from time to time contribute such additional Overriding Royalties to the Trust as may be permitted by the Plan and authorized by the Board. In addition, the Company may, but is not obligated to, contribute cash to the Trust from time to time in order to satisfy expenses and liabilities of the Trust.

4. PARTICIPANTS AND PARTICIPATING INTERESTS

         4.1 Classes of Participants. There are three classes of Participants in the Plan: Founding Participants (33%), Fixed Participants, and Annual Participants (share 67%).

         4.2 Founding Participants. Each Founding Participant shall have 6.6666% Participating Interest in the Trust each Year. In other words one third of the trust will be divided equally among the five "Founding Participants) each year. Each Founding Participant may sell, assign or otherwise transfer all or any portion of his or her Participating Interest at any time or from time to time.

         4.3 Fixed Participants. Each Fixed Participant shall have a Participating Interest in the Trust each Year as may be determined by the Board in accordance with this Section 4.3 and certified by the Board to the Trustee as set forth in Section 4.5.

         The Participating Interest of a Fixed Participant for a particular Year of active employment shall be based on compensation of such Fixed Participant during such year as a percentage of the Total wages paid by the company for such Year. Two thirds of the Trust will be shared by all Fixed and Annual participants.

         The deemed compensation of a Fixed Participant shall, in respect of the year of his or her death or retirement, be computed as 75% of the total amount of wages, tips and other compensation paid to him by the Company during the last year immediately preceding the year of his or her death or retirement; provided, however, that if he or she was employed for a portion of the Year of his or her death or retirement, and if the total amount of wages, tips and other compensation paid to him or her by the Company during such portion of the Year is greater than such 75% amount, then the total amount of wages, tips and other compensation paid to him or her by the Company during such portion of the Year shall instead be used as his or her deemed compensation for the Year. Without regard to the foregoing, the deemed compensation of a Fixed Participant shall, in respect of the first Year following the Year of his or her death or retirement, be computed as 65% of the total amount of wages, tips and other compensation paid to him or her by the Company during the last year immediately preceding the Year of his death or retirement, and in the second through fifth Years following the Year of his or her death or retirement, shall be computed as 55%, 45%, 35% and 25%, respectively, of the total amount of wages, tips and other compensation paid to him by the Company during the last year immediately preceding the Year of his death or retirement. In all subsequent Years that the Trust remains in effect, his deemed compensation shall be 25% of the total amount of wages, tips and other compensation paid to him by the Company during the last year immediately preceding the Year of his death or retirement, without any increase or adjustment with the passage of time.

         4.4 Annual Participants. Each Annual Participant shall have a Participating Interest in the Trust each Year as may be determined by the Board in accordance with this Section 4.4 and certified by the Board to the Trustee as set forth in Section 4.5.

         The Participating Interest of an Annual Participant for a particular Year of active employment shall be based on compensation of such Annual Participant during such year as a percentage of the Total wages paid by the company for such Year. Two thirds of the Trust will be shared by all participants.

         The deemed compensation of an Annual Participant shall the total amount of wages, tips and other compensation paid by the Company (as would be shown in Box 1 of IRS Form W-2, or such other location or form as may most nearly replace the current reporting in Box I of Form W-2) to such person during the entire concerned Year as shown by the payroll records of the Company, even if such person was employed by the Company for only a portion of that Year. The deemed compensation of an independent contractor selected as an Annual Participant by the Board shall be the total amount paid to such independent contractor during the entire concerned Year, but excluding reimbursements for out-of-pocket costs and expenses.

         4.5 Certification. No later than January 15 of each Year, the Company shall deliver to the Trustee a certificate, certified by the Company's Secretary, setting forth the names, addresses, social security numbers, and participating interests of the Participants for the preceding Year, as determined by the Board in accordance with Sections 4.3 and 4.4, above. The obligation of the Company, the Board and the Company's Secretary to deliver such annual certificates shall terminate upon the delivery of the final certificate described in Section 4.6 to the Trustee. Such final certificate shall also be considered a certificate described in this Section 4.5 for purposes of this Agreement.

         4.6 Final Certificate. No later than 30 days after the effective date of a reorganization involving the Company under Section 368(A) of the Code in which it is not the surviving corporation or under Section 368(B) of the Code in which it is not the acquiring corporation, the Board shall finally certify to the Trustee of the Trust the names, addresses and social security numbers of each Participant, as well as their respective Participating Interests. The Participating Interests of all Participants shall not, subject to permitted transfers and assignments, change thereafter.

         In preparing this final certificate, the Participating Interest of the Founding Participants shall not change, and shall continue to be a six point sixth percent (6.666%) Participating Interest for each Founding Participant, subject only to permitted assignments and transfers.

         The deemed compensation of each Fixed Participant shall be fixed at the deemed compensation of such Fixed Participant as it would be calculated under
Section 4.3 for the year in which the sale or merger becomes effective, and shall not be reduced thereafter.

         The deemed compensation of each Annual Participant shall be computed as a percentage of his total wages, tips and other compensation during the calendar year immediately preceding the year in which the sale or merger becomes effective; provided, however, that no Employee shall be entitled to any participating share under this fixed and final certification unless he or she is employed by or, if an outside director, serving the Company on the clay immediately preceding the effective date of the sale or merger. Thus, Employees cannot be Annual Participants for purposes of this fixed and final certification unless they were both (i) employed or serving the Company during the year preceding the effective date of the sale or merger and (ii) employed or serving the Company on the day immediately preceding the effective date of the merger. For an Employee who is qualified to be an Annual Participant for purposes of this fixed and final certification, the relevant percentage shall be (i) 100%, if such person has been employed or served the Company for at least 36 months (whether continuous or noncontinuous); (ii) two-thirds (approximately 66.66667%), if such person has been employed or served the Company for at least 24 months (whether continuous or noncontinuous) but less than 36 months; and (iii) one-third (approximately 33.33333%) if such person has been employed or served the Company for less than 24 months. Consequently, the deemed compensation of a qualifying Annual Participant who has been employed by the Company for 30 months shall, for purposes of this fixed and final certification, be one-third of his total wages, tips and other compensation during the calendar year immediately preceding the year in which the sale or merger becomes effective.

         For purposes of the fixed and final certification, the deemed compensation of a qualifying Annual Participant or Fixed Participant, as described in the two preceding paragraphs, shall be divided by the sum of the deemed compensation of all qualifying Annual Participants and Fixed Participants in order to determine such Participant's Participating Interest in the remaining 66% of the total Participating Interest in the Trust.

         4.7 Reliance Upon Certificates. The Trustee may conclusively rely upon each certificate delivered to the Trustee by the Company's Secretary for all purposes relating to this Trust Agreement for the concerned Year.

         4.8 Assignment. Founding Participants and Fixed Participants may at any time assign or transfer all or any portion of their Participating Interests in the Trust in accordance with the requirements of this Section 4.8. Annual Participants may not assign any portion of their Participating Interests prior to the delivery to the Trustee of the final certificate described in Section 4.6, although they may do so after the delivery of such final certificate, provided, however, that transfers directly resulting from the death of an Annual Participant shall be permitted both before and after delivery of such final certificate.

         No assignment or transfer of a Participating Interest shall be recognized by the Company or the Trustee unless and until the Company (if the assignment or transfer occurs prior to delivery of the final certificate described in Section 4.6) or the Trustee (if the assignment or transfer occurs after the delivery of the final certificate described in Section 4.6) has received written notice of the assignment or transfer, together with a full and accurate copy of the assignment or transfer instrument.

         4.9 Rights of Participants. A person who becomes a Participant by an assignment permitted under Section 4.8 shall take and hold the Participating Interest subject to all the terms and provisions of this Trust Agreement, which shall be binding upon and inure to the benefit of the successors, assigns, legatees, heirs, and personal representatives of such owner. By assignment or transfer of all or a portion of the a Participating Interest, the assignor or transferor shall part with (a) all of his rights in, to, and under such transferred Participating Interest and (b) all of his interests, rights, arid benefits under this Trust Agreement which are attributable to such transferred Participating Interest, except as provided in Section 5.2 in the case of a transfer after delivery of the certificate for such year pursuant to Section 4.5 and prior to the date of the corresponding distribution.

         4.10 Determination of Ownership of Participating Interests. In the event of any disagreement between persons claiming to be the person entitled to be the Participant with respect to any Participating Interest or claiming to be the transferee of any Participant, the Trustee shall be entitled at its option to refuse to recognize any such claims so long as such disagreement shall continue. In so refusing, the Trustee may elect to make no delivery or other disposition of the Participating Interest involved, or any part thereof, or of any money accrued or accruing thereunder. In so doing, the Trustee shall not be or become liable to any person for the failure or refusal of the Trustee to comply with such conflicting claims, and the Trustee shall be entitled to continue to refrain and refuse to act until (a) the rights of the adverse claimants have been adjudicated by a final judgment of a court having jurisdiction of the parties and the interest and money involved and the time within which appellate relief may be requested has expired or final appellate relief has been denied, or (b) all differences have been adjusted by valid agreement between said parties and the Trustee shall have been notified thereof in writing signed by all of the interested parties. In addition, the Trustee may bring an interpleader action against the interested parties in an appropriate court and ask such court for a declaration as to the resolution of such adverse claims.

5. ACCOUNTING AND DISTRIBUTIONS

         5.1 Fiscal Year and Accounting Method. The Trust's fiscal Year shall be the calendar Year. The Trustee shall maintain the books of the Trust on a cash basis.

         5.2 Distributions. As soon as practicable, but no later than February 15 of each Year during the term of the Trust, the Trustee shall distribute the Annual Income Amount for the preceding calendar Year to the Participants for that Year. For example, the Annual Income Amount for 1999 will be distributed, not later than February 15, 2000, to the 1999 Participants who are identified to the Trustee by the Company in the certificate which is delivered to the Trustee not later than January 15, 2000.

         5.3 Income Tax Reporting. For federal and state income tax purposes, the Trustee shall file such returns and statements as in its judgment are required to comply with applicable provisions of the Code and regulations thereunder and any state laws arid regulations thereunder.

         5.4 Reports to Participants. No later than March 31 of each year, the Trustee shall prepare and mail to each person who was a Participant for the preceding calendar Year a report showing for such preceding calendar Year (i) distributions of the Trust, (ii) revenues of the Trust, (iii) production attributable to the Overriding Royalties, and (iv) the amount of any abandonment losses from the Overriding Royalties.

         In addition, the Trustee shall prepare and mail to Participants any financial or other reports and statements the Trustee is required to provide Participants by law or governmental regulation.

6. MEETINGS OF PARTICIPANTS

         6.1 Purpose of Meetings. A meeting of the Participants may be called at any time pursuant to the provisions of this Section 6 to act on any matter with respect to which the Participants are authorized to act by the express terms of this Trust Agreement.

         6.2 Call and Notice of Meetings. Any such meeting of Participants may be called at any time by the Trustee in its discretion. In addition, the Trustee shall call a meeting of the Participants within twenty days after receipt of a written request which sets forth in reasonable detail the action proposed to be taken at such meeting and is signed by Participants representing the ownership of at least 10% of the Participating Interests as shown in the most recent certificate delivered to the Trustee pursuant to Section 4.5. The Trustee shall select the date, the time, and location in the greater Denver, Colorado metropolitan area for the meeting, except as otherwise required by a stock exchange upon which the Units are listed. The Trustee shall provide written notice of every Participant's meeting, said written notice shall:

               (a) be signed by the Trustee, which signature may be a facsimile,

               (b) be given not more than sixty nor less than twenty days before such meeting is to be held,

               (c) be given to each Participant of record on the voting record date selected by the Trustee,

               (d)  set forth the date, time, and place of the meeting, and

               (e) set forth in general terms the matters proposed to be acted upon at such meeting.

         If such notice is given to any Participant by mail, it shall be directed to him at his last address as shown by the records of the Trustee and shall be deemed to be given when so addressed and deposited in the U.S. mail, postage prepaid.

         No matter other than that stated in the notice shall be acted upon at the meeting and the meeting shall be held at such time and place as the notice of such meeting designates.

         6.3 Voting. Only a person identified as a Participant in the most recent certificate delivered to the Trustee pursuant to Section 4.5 shall be entitled to be present, speak, and vote at a meeting. A person appointed by an instrument in writing as a proxy for such a Participant shall be entitled to exercise at a meeting all rights exercisable by such Participant as if the Participant exercised such rights in person, and all references to a Participant for purposes of this Section 6 shall mean either such Participant or his duly appointed proxy. In addition, any representative of the Company and of the Trustee shall be entitled to be present, speak, and (except as to voting) generally to participate in any meeting. At any meeting, the presence in person or by proxy of Participants representing 80% of the Participating Interests as shown in the most recent certificate delivered to the Trustee pursuant to
Section 4.5 shall constitute a quorum and, except as otherwise provided in this Trust Agreement, any matter shall be deemed to have been approved if it is approved by the affirmative vote of Participants holding 75% of the Participating Interests as shown in the most recent certificate delivered to the Trustee pursuant to Section 4.5. The Trustee, subject to applicable law, may solicit from and vote proxies of Participants.

         6.4 Conduct of Meetings. The Trustee may make such reasonable regulations as it deems advisable governing the conduct of any meeting including, without limitation, provisions governing the appointment of proxies; the appointment and duties of inspectors of votes; the submission and examination of proxies, and other evidences of the right to vote; the use of the most recent certificate delivered to the Trustee pursuant to Section 4.5; and the appointment of a Chairman and Secretary of the meeting.

7. ADMINISTRATION OF TRUST AND POWERS OF THE TRUSTEE

         7.1 General Authority. Subject to the limitations set forth in this Trust Agreement, the Trustee is authorized to and shall take such actions as in its judgment are necessary, desirable, or advisable to achieve the purposes of the Trust. This shall include the solicitation of proxies for voting at Participant meetings and appropriate action to enforce the terms of the Overriding Royalties, including the institution of any actions or proceedings at law or in equity necessary to the foregoing.

         7.2 Limited Power to Dispose of the Overriding Royalties. The Trustee may not sell or otherwise dispose of the Overriding Royalties. Notwithstanding the above, the Trustee may (a) sell without a vote of the Participants all or any part of the Overriding Royalties or any other Trust assets for such consideration as it deems necessary to provide for specific liabilities of the Trust due at the time of such sale, (b) sell or otherwise dispose of the Overriding Royalty Interest and other Trust assets pursuant to Section 10.2 hereof, and (c) sell all or any part of the Overriding Royalties if such sale is approved by the affirmative vote at a meeting of 85% of the Participating Interests entitled to vote at such meeting.

         The Trustee shall distribute to the Participants the cash received as a result of any such sale, subject to the need to pay liabilities or to establish or increase cash reserves pursuant to Sections 7.7 and 10.2 hereof, as part of the Annual Income Amount for such Year.

         7.3 No Power to Engage in Business or Make Investments. The Trustee shall not, in its capacity as Trustee under the Trust, acquire any oil and gas lease, royalty, or other mineral interest other than the Overriding Royalties, nor engage in any business or investment activity of any kind whatsoever. Nothing contained in this Section 7.3 shall prevent the Trustee from taking those actions as are expressly permitted by other portions hereof or are reasonably related thereto, including the dissolution of the Trust.

         7.4 Payment of Liabilities of Trust. The Trustee is authorized to and shall use all money received by it for the payment of all liabilities of the Trust, including but not limited to all expenses, taxes, and liabilities incurred of all kinds, compensation to it for its services pursuant to Section
8.4 and 8.5 hereof, and compensation to such parties as may be consisted pursuant to Section 8.6 hereof.

         7.5 Timing of Trust Expenses. The Trustee will use all reasonable efforts to cause the Trust and the Participants to recognize income (including any income from interest earned on reserves established pursuant to Section 7.7 hereof or any sale of the Overriding Royalties) and expenses on December 31 of each Year. The Trustee will invoice the Trust for services rendered by the Trustee during a Year not later than December 31 of such Year and shall cause the Trust to pay any such invoices not later than December 31 of such Year. The Trustee will use all reasonable efforts to cause all persons to whom the Trust becomes liable during a Year to invoice the Trust for such liability on or before December 31 of such Year and to cause the Trust to pay any such liabilities on or before December 31 of such Year. Nothing in this Section 7.5 shall be construed as requiring the Trustee to cause payment to be made for Trust liabilities on any date other than on such date as in its sole discretion it shall deem to be in the best interests of the Participants.

         7.6 Limited Power to Borrow. If it any time the cash on hand is not sufficient to pay liabilities of the Trust then due, the Trustee is authorized, but not required, to borrow from itself in its capacity as Bank, or from another person, on a secured or unsecured basis, such amounts as are required after use of any available Trust funds to pay liabilities as have become due. The borrowing costs to the Trust of any loan from the Bank shall not exceed the borrowing costs on loans by the Bank to its most substantial and responsible commercial borrowers on borrowings of similar magnitude and length of time. Borrowings from any other person shall be on such terms as the Trustee shall deem advisable. At no time shall the Trustee incur borrowings if the then outstanding borrowings exceed 50 percent of the amount of revenues which the Trustee estimates will be received by the Trust during the immediately following six calendar months. The Trustee is prohibited from borrowing in its capacity as Trustee except as provided in this Section 7.6. In the event of any borrowings, no further Trust distributions shall be made until the indebtedness created by such borrowing has been paid in full.

         7.7 Cash Reserves and Cash Held Pending Distribution. The Trustee in its sole discretion may, but is not obligated to, establish a cash reserve if
(a)(i) a claim is asserted or is likely to be asserted against the Trust and the Trust has received an opinion of counsel stating that the party or parties asserting the claim or likely to assert the claim have a reasonable probability of succeeding in such claim or (ii) a claim against the Trust has been successful but such claim is not currently due and payable, and (b) the probable amount of such potential or successful claim is such that it cannot be satisfied out of the Annual Income Amount at the time it is reasonably probable the claim will have to be paid. Any cash reserve established shall be placed in a non-interest-bearing demand account in the Bank (unless otherwise required by law, in which event the cash reserve shall be placed in a national bank, to be selected by the Trustee, having capital, surplus, and undivided profits of at least $100 million); provided however, that such cash reserves will be placed in certificates of deposit (including certificates of deposit issued by the

Bank) or U.S. government securities maturing not later than December 31 of the year in which such placement is made if, and only if, the Trustee has received an opinion of counsel to the effect that such temporary investment of the amounts in the reserve will not jeopardize the tax treatment of the Trust as a trust and not as an association taxable as a corporation. The Trustee will make reasonable efforts to obtain such an opinion. The Trustee may in its sole discretion at any time decrease or eliminate any cash reserve previously established in the Trust.

         The Trustee shall be under no obligation to invest and shall not invest in any manner any cash being held by it for distribution other than cash which is being held as a reserve for liabilities and is placed in certificates of deposit or U.S. government securities in accordance with the conditions of the first paragraph of this Section 7.7.

         7.8 Settlement of Claims. The Trustee is authorized to maintain, defend, and settle in the Trust's name any claim or controversy by or against the Trust without the Joinder or consent of any Participant or Participant.

         7.9 Income and Principal. The Trustee may, but shall not be required to, keep separate accounts or records for income and principal. To the extent that such separate accounts or records are kept, the Trustee may allocate the receipts, disbursements, and reserves of the Trust between income and principal in the discretion of the Trustee, and the Trustee's discretion need not accord with the provisions of any requirement of applicable law which maybe lawfully negated by this Trust Agreement. Regardless of any such characterization, however, the Trustee shall not make any distribution, accumulate any funds, or maintain any reserve except as expressly provided in this Trust Agreement. The Trustee shall not maintain a reserve for depletion of the mineral assets represented in the Trust corpus.

         7.10 Effect of Trustee's Powers on Trust Property. The powers granted the Trustee under this Trust Agreement may be exercised upon such term as the Trustee deems advisable and may affect Trust properties for any length of time regardless of the duration of the Trust.

         7.11 No Requirement of Diversification. The Trustee shall be under no obligation to diversify the Trust's assets or to dispose of any wasting assets.

8. RIGHTS AND LIABILITIES OF TRUSTEE.

         8.1 General Liability of Trustee. The Trustee is empowered to act in its discretion and shall not be personally or individually liable for any act or omission except in the case of negligence, bad faith, fraud, or any liability the Trustee may have vis-a-vis the Participating Interest as provided in Section
8.2 hereof.

         8.2 Limitation of Liability of Participants. In engaging in any activity or transaction which results or could result in any kind of liability, the Trustee shall take all steps necessary to ensure that such liability shall be satisfiable in all events (including the exhaustion of the Trust Estate) only out of the Trust Estate, that such liability shall not be satisfiable out of any amounts distributed to Participants or other assets owned by Participants, and that no Participant shall have any personal liability therefor. In the event of failure by the Trustee to take such steps, the Trustee shall be fully and exclusively liable for any resulting liability (other than liability for state and federal income taxes or liabilities for refunds, fines, penalties, or interest relating to oil or gas pricing overcharges under state or federal price controls) vis-a-vis the Participants; provided, however, that the Trustee shall be entitled to be indemnified and reimbursed from the Trust Estate.

         8.3 Indemnification of Trustee. The Trustee shall be indemnified by, and receive reimbursement from, the Trust Estate against and from any and all liability, expense, claim, damage, or loss incurred by it individually or as Trustee in the administration of the Trust and the Trust Estate or any part or parts thereof, or in the doing of any act done or performed or omission occurring on account of its being Trustee, except (1) such liability, expense, claim, damage, or loss arising from its negligence, bad faith, or fraud and (2) any loss resulting from Trustee's expenses (direct or indirect) in carrying out the administrative tasks required hereunder exceeding the compensation and reimbursement provided for pursuant to Sections 8.4 and 8.5 hereof. The Trustee shall have a lien upon the Trust Estate to secure it for such indemnification and reimbursement and for compensation to be paid to the Trustee.

         Except as provided in Section 4.7, neither the Trustee nor any agent or employee of the Trustee shall be entitled to any reimbursement or indemnification from any Participant for any liability, expense, claim, damage, or lass incurred by the Trustee or any such agent or employee; and the rights of the Trustee or any employee or agent of the Trustee to reimbursement and indemnification, if any, shall be limited solely to the Trust Estate, whether or not such reimbursement and indemnification shall be insufficient fully to reimburse or indemnify the Trustee or any such agent or employee.

         8.4 Compensation of Trustee--Services. The Trustee shall receive compensation from the Trust for its services as Trustee, Transfer Agent, and Registrar as set forth in a separate agreement. In the event the person serving as Trustee is not also Transfer Agent and Registrar, the Trustee may allocate such compensation as it determines. In the event of litigation involving the Trust, unusual audits or inspections of the Trust records pertaining to transactions affecting the Trust, or any other unusual or extraordinary services rendered in connection with the administration of the Trust, the Trustee shall be entitled to receive reasonable compensation from the Trust for the services rendered.

         8.5 Compensation of Trustee--Expenses. The out-of-pocket costs incurred by the Trustee such as travel, legal services, stationery, binders, envelopes, ledger sheets, transfer sheets, checks, Certificate list sheets, disbursements such as postage and insurance, filing fees, continuing listing fees, and fees and expenses incurred for experts hired pursuant to Section 8.6 will be paid by the Company. The initial organizational costs of the Trust, including the printing of the initial Certificates, fees of legal counsel of the Trustee, and the initial cost of listing the Units will be paid by the Company.

         8.6 Reliance on Experts. To perform any act required or permitted by this Trust Agreement the Trustee may, but shall not be required to, consult with counsel, including its own counsel, accountants, geologists, engineers, and other parties deemed by the Trustee to be qualified as experts on the matters submitted to them, who may be employees of the Trustee. The opinion of any such parties on matter submitted to them by the Trustee shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such party. The Trustee is authorized to make payments of all reasonable fees for services or expenses thus incurred out of the Trust Estate.

         8.7 No Security Required. No bond or other security shall be required of the Trustee.

         8.8 Transactions in Multiple Capacities. To the extent allowed by applicable law, the Trustee shall not be prohibited in any way in exercising its powers or from dealing with itself in any other capacity, fiduciary or otherwise.

         8.9 Appointment of Ancillary Trustee. If at any time it becomes necessary under the laws of any jurisdiction other than Colorado for a trustee qualified under such laws to make any action with respect to assets held in the Trust Estate, or if at any time in its discretion the Trustee determines it would be useful or desirable in connection with the administration of the Trust Estate, the Trust may appoint in writing an individual, bank, or trust company legally qualified to act in such other jurisdiction to serve as ancillary Trust for such purposes. Such ancillary Trust shall have all rights, privileges, powers, responsibilities, and duties as are delegated in writing by the appointing Trustee and consistent with the provisions of this Trust Agreement. Such ancillary Trustee shall be responsible to the Trustee for all assets with respect to which the ancillary Trustee is empowered to act. To the extent permitted under the laws of such other jurisdiction, the Trustee may remove an ancillary Trustee at any time, without cause and without the necessity of any court proceeding, and may appoint a successor ancillary Trustee from time to time and at any time.

9. OFFICE OF TRUSTEE.

         9.1 Removal of Trustee. The Trustee may be removed from the Trust by the affirmative vote at a meeting of the Participants holding 75% of the Participating Interest as shown on the most recent certificate delivered to the Trustee pursuant to Section 4.5.

         9.2 Resignation of Trustee. The Trustee may resign at anytime, with or without cause, by giving written notice ("Resigning Trustee Notice") by registered mail to the Company and to each Participant of record at the time such notice is given to the Company. Such resignation shall be effective as of the date specified is such notice, which date shall be a day not less than one hundred twenty days after the date on which the last such notice is mailed ("Resignation Notice Date"), unless a successor Trustee shall not have been named pursuant to Section 9.3, in which case such resignation shall become effective upon the appointment of such successor Trustee.

         The resigning Trustee shall account to its successor for the administration of the Trust Estate as may be required by the successor Trustee. All successors to such resigning Trustee shall be fully protected in relying upon such accounting.

         9.3 Appointment of Successor Trustee. In the event the Trustee has given notice of its intention to resign, a successor Trustee shall be appointed by the resigning Trustee within sixty days of the Resignation Notice Date. Notice of the appointment of a successor Trustee shall be given by the resigning Trustee (within ten days of the appointment of the Successor Trustee) to each Participant of record on the Resignation Notice Date. In the event a successor Trustee has not been appointed within sixty days after the Resignation Notice Date, or the occurrence of a vacancy in the position of Trustee, a successor Trustee may be appointed by any Colorado or U.S. District Court holding terms in Denver, Colorado, (a) upon the application of any Participant or (b) if no Participant has applied within seventy-five days after the Resignation Notice Date or occurrence of a vacancy, the Trustee will apply prior to the eighty-fifth such day. In the event any such application is filed, the court may appoint a temporary successor Trustee at any time after such application is filed which shall, pending the final appointment of a successor Trustee, have such powers and duties (consistent with the provisions of this Trust Agreement as the court appointing such temporary Trustee shall provide in its order of appointment. If the court deems it necessary, the court may appoint such temporary successor Trustee or successor Trustee on such terms as to compensation as the court deems necessary and reasonable, notwithstanding any provision herein to the contrary.

         A Trustee appointed under the provisions of this Section 9.3 shall be a national banking association domiciled in the United States which has capital, surplus, and undivided profits of at least $20 million.

         9.4 Rights of Successor Trustee. Immediately upon the appointment of any successor Trustee (including a temporary successor Trustee), all rights, titles, duties, powers, and authority of the succeeded Trustee hereunder shall be vested in and undertaken by the successor Trustee which shall be entitled to receive from the Trustee which it succeeds, in addition to the accounting referred to in Section 9.2, all of the Trust Estate held by it hereunder and all records and files in connection therewith. No successor Trustee shall be obligated to examine or seek alteration of any accounting of any preceding Trustee, nor shall any successor Trustee be liable personally for failing to do so or for any act or omission of any preceding Trustee, The preceding sentence shall not prevent any successor Trustee or anyone else from taking any action otherwise permissible in connection with such accounting.

         9.5 Merger or Consolidation of Trustee. Neither a change of name of the Trustee nor any merger or consolidation of its corporate powers with another bank or with a trust company shall affect its right or capacity to act hereunder.

10. TERM OF TRUST AND FINAL DISTRIBUTION.

         10.1 Termination. The Trust shall terminate upon the first to occur of the following events or times:

               (a) A decision to terminate the Trust (i) by the affirmative vote of the holders of 90% of the Founding Participants' Participating Interests,
(ii) by the affirmative vote of 75% of the holders of the Fixed Participants' Participating Interests, and (iii) by the affirmative vote of 60% of the holders of the Annual Participants' Participating Interests, with the holders and the sizes of Participating Interests for purposes of such approval conclusively determined by reference to the certificate most recently delivered to the Trustee pursuant to Section 4.5, above; or

               (b) The termination of all leases burdened by the Overriding Royalties, so that no leases remain in effect on which Overriding Royalties could be due.

         10.2 Disposition and Distribution of Assets Upon Termination. Upon termination of the Trust, the Trustee shall sell for cash in one or more sales all the assets, other than cash, then held in the Trust Estate. In the event any asset which the Trustee is required to sell is not sold at public auction to the highest cash bidder, notice of such sale shall be mailed at least thirty days prior to such sale to each Participant's last address as it appears on the records of the Trustee.

         The Trustee shall as promptly as practicable distribute the proceeds of any such sales and any other cash in the Trust Estate in proportion to the Units held by each such Participant, after paying, satisfying, and discharging all the existing liabilities of the Trust (including fees of the Trustee) and, if necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate to provide for payment of contingent liabilities.

         For the purposes of liquidating and winding up the affairs of the Trust at its termination, the Trustee shall continue to act as Trustee and may exercise each power until its duties have been fully performed and the Trust Estate has been finally distributed.

11. IRREVOCABILITY AND AMENABILITY.

         11.1 Irrevocability. This Trust Agreement and the Trust are intended to be and are irrevocable. No person shall have the right or power to terminate, revoke, alter, amend, or change this Trust Agreement or any provisions hereof except as expressly provided in Section 10 or in this Section 11.

         11.2 Limited Amenability. Any provisions of this Trust Agreement may be amended by the affirmative vote at a meeting of the Participants holding 75% of the Participating Interests as shown on the most recent certificate delivered to the Trustee pursuant to Section 4.5, but no such amendment shall be effective unless and until consented to in writing by the Trustee (provided however that the Trustee will so consent unless such amendment affects the Trustee's own rights, duties, or immunities under this Trust Agreement or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, agree to such amendment), and in no event may an amendment be made which would

               (a) Alter the rights of the Participants as against each other;

               (b) Reduce or delay the distributions to the Participants provided for in Sections 5.2, 7.2, and 10.2 hereof;

               (c) Provide the Trustee with the power to engage in business or investment activities, although this prohibition is not intended to limit the authority of the Trustee specifically provided in Section 7.7 of this Trust Agreement;

               (d) Adversely affect the characterization of the Trust as an express trust and as a grantor trust for federal income tax purposes; or

               (e) Alter the voting requirements set forth in this Trust Agreement;

unless such amendment is approved (i) by the affirmative vote of the holders of 90% of the Founding Participants' Participating Interests, (ii) by the affirmative vote of 75% of the holders of the Fixed Participants' Participating Interests, (iii) by the affirmative vote of 60% of the holders of the Annual Participants' Participating Interests, and (iv) by the Trustee. The holders and the sizes of Participating Interests for purposes of such approval shall conclusively be determined by reference to the certificate most recently delivered to the Trustee pursuant to Section 4.5, above.

         If any ruling has at any time been issued by the Service, or if any opinion of counsel has been rendered with respect to the classification or treatment of the Trust for federal income tax purposes, no amendment permitted by this Section 11.2 shall be effective unless and until a ruling or opinion has been obtained indicating that the proposed amendment shall not affect the continued applicability of such existing ruling or opinion.

12. MISCELLANEOUS

         12.1 Inspection of Trustee's Books. Each Participant and his duly authorized agents, attorneys, and auditors shall have the right during reasonable business hours at their own cost and expense to examine, inspect, and make audits of the Trust and records of the Trustee in reference thereto.

         12.2 Filing of Trust Agreement. Except as otherwise required by law, neither this Trust Agreement nor any executed copy hereof need be filed in any county or other jurisdiction in which any of the properties comprising the Trust Estate are located, but the same may be filed for record in any county or other jurisdiction by the Trustee. In order to avoid the necessity of filing this Trust Agreement for record, the Trustee agrees that for the purposes of vesting the record title in any successor to the Trustee, the retiring Trustee will, upon appointment of any successor Trustee, execute and deliver to such successor Trustee appropriate assignments or conveyances.

         12.3 Savings Clause. If any provision of this Trust Agreement or the application thereof to any person, property, or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid, or unenforceable to any extent, the remainder of this Trust Agreement or the application of such provision to persons, properties, or circumstances other than those as to which it is held illegal, invalid, or unenforceable, shall not be affected thereby, and every provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

         12.4 Notices. Any notice or demand which by any provision of this Trust Agreement is required or permitted to be given or served upon the Trustee by any Participant may be given or served by being deposited, postage prepaid and by registered or certified mail, in a post office or letter box addressed (until another address is designated by notice given by the Trustee to the Participants and the Company) or by hand delivery to the Trustee at the following address:

                                 James H. Porter
                                 Attorney at Law
                              4076 N. Lazy K Drive
                              Castle Rock, CO 80104

Any notice or other communication by the Trustee to any Participant shall be deemed to have been sufficiently given, for all purposes, when deposited, postage prepaid, in a post office or letter box addressed to said holder at its last address as shown on the records of the Trustee.

         12.5 Notice and Reports to the Company. Whenever any notice, communication, or report is given by the Trustee to Participants pursuant to the provisions of this Trust Agreement or is otherwise required to be provided to Participants pursuant to the provisions of this Trust Agreement or is required to be provided to the Company, the Trustee shall provide, by in-hand delivery or as set forth in Section 12.4 hereof, such notice, communication, or report to the Company at the following address:

                  Pannonian Energy Inc.
                  14 Inverness Drive East, Suite H-236
                  Englewood, Colorado 80112

or at such other address as the Company may from time to time advise the Trustee in writing.

         12.6 Situs of Trust. The situs of the Trust hereby created in Colorado, and the laws of Colorado shall control with respect to the construction, administration, and validity of the Trust.

         12.7 No Partition. No Participant shall have the right to seek or secure any partition during the term of the Trust or during the period of liquidation and winding up.

         12.8 Acceptance by Trustee. The Trustee, by joining in the execution of this Trust Agreement, accepts the Trust herein created and provided for and accepts all of the rights, powers, privileges, duties, and responsibilities of the Trustee hereunder and agrees to exercise and perform the same in accordance with the terms and provisions contained herein.